Exhibit 3(a)(1)




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     CHEMICAL FABRICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That by vote of the Board of Directors of Chemical Fabrics Corporation, at a duly called Regular Meeting of the Board, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation and directing the holders of Common Stock of said Corporation to consider said amendment at the Annual Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:
     RESOLVED,   That it  is deemed advisable  and in the  best interest of  the
                 Corporation  to  amend  Article  FIRST of  its  Certificate  of
                 Incorporation (as  previously amended) to read  in its entirety as follows:
                           "The name of the Corporation is CHEMFAB CORPORATION." RESOLVED, That the proposed amendment to the Corporation's Certificate of
                 Incorporation  as   set  forth  in  the  immediately  preceding
                 resolution  shall  be  submitted  to the  shareholders  of  the
                 Corporation  for  their  consideration   and  approval  at  the
                 Corporation's 1991  Annual Meeting, and that,  upon approval by the holders  of a majority of the shares of Common Stock of the
                 Corporation issued and  outstanding as of  the record date  for such meeting,  the Corporation be  and it hereby  is authorized and directed to amend its  Certificate of Incorporation as  set forth in the immediately preceding resolution, and the officers of  the  Corporation  be  and they  hereby  are  authorized and directed  to execute  and  deliver any  and  all documents  and
                 certificates   deemed  necessary  to  effectuate  the  proposed
                 amendment set forth above, including a Certificate of Amendment to  the  Certificate  of  Incorporation  for  filing  with  the
                 Secretary of State of the State of Delaware.
     SECOND: That thereafter at the Annual Meeting of Stockholders, pursuant to said resolution of the Board of Directors, by vote of the holders of record of at least a majority of the issued and outstanding shares of Common Stock, par value $.10 per share, of said corporation, representing not less than the minimum number of votes necessary to authorize and take the actions set forth therein, said amendment was duly adopted.
     THIRD:    That  said amendment  was  duly adopted  in  accordance with  the provisions of  Section  242 of  the  General Corporation  Law  of the  State  of
Delaware.
     IN WITNESS WHEREOF, Chemical Fabrics Corporation has caused this certificate to be signed by Duane C. Montopoli, its President, and attested by William H. Everett, its Secretary, this 31st day of October, 1991.


                              CHEMICAL FABRICS
                              CORPORATION



                              By:  /s/  Duane C. Montopoli
                                 ---------------------------
                                   President


Attest:



/s/  William H. Everett
- -------------------------
Secretary